UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: September 13, 2010

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Oragenics, Inc. (the “Company”) previously announced that it had entered into an unsecured revolving credit agreement (the “Credit Facility”) with the Koski Family Limited Partnership (“KFLP”) on July 30, 2010. Pursuant to the Credit Facility the Company was able to borrow up to $2.0 million from the KFLP at LIBOR plus 6.0%, subject to certain conditions precedent, including compliance with the Credit Facility. The term of the Credit Facility is for twelve months commencing August 1, 2010. On September 13, 2010, the Company drew down on the Credit Facility in the amount of one million dollars ($1,000,000) and executed a Revolving Unsecured Promissory Note (the “Promissory Note”) for such amount in favor of the KFLP. The Promissory Note matures on July 30, 2011.

A copy of the Promissory Note is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

ITEM 8.01	OTHER INFORMATION

The Company has also issued press releases regarding the expansion of its distribution efforts concerning its ProBiora3 products as follows: (i) on September 7, 2010 regarding the launch of EvoraPlus® Oral Care Probiotics into GNC Stores; (ii) on September 8, 2010 regarding the exhibition of Teddy’s Pride® at SuperZoo, an annual show for pet retailers, in Las Vegas on September 14-16; (iii) on September 10, 2010 regarding the continued retail expansion of its oral care probiotics EvoraPlus® and EvoraKids™ into Harris Teeter stores; and (iv) on September 14, 2010, regarding the continued retail expansion of its oral care probiotics EvoraPlus® into Kroger stores. The press releases are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Number	Description

10.1	Revolving Credit Agreement by and between the Koski Family Limited Partnership and Oragenics, Inc. dated July 30, 2010 and form of Revolving Unsecured Promissory Note*

10.2	Revolving Unsecured Promissory Note dated September 13, 2010.

99.1	Press Release regarding GNC dated September 7, 2010.

99.2	Press Release regarding SuperZoo dated September 8, 2010.

99.3	Press Release regarding Harris Teeter dated September 10, 2010.

99.4	Press Release regarding Kroger dated September 14, 2010.

*	Incorporated by reference to Form 8-K filed on August 2, 2010.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of September, 2010.

ORAGENICS, INC.
(Registrant)

BY:	/s/ David B. Hirsch
David B. Hirsch
President and Chief Executive Officer